Exhibit 10.59
Directors Compensation Program
Effective May 4, 2005
(As Amended February 10, 2011)
SECTION 1. PURPOSE
     (a) The purpose of the Program is to attract and retain well-qualified persons for service as nonemployee directors of the Company and to promote identity of interest between directors and stockholders of the Company. The Program is designed and intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
     (b) The Program is also intended to comply in form and operation with the requirements of Section 409A of the Code, or an exception thereto.
SECTION 2. DEFINITIONS
     The following words and phrases have the meaning indicated below, unless the context clearly indicates otherwise.
     (a) “Affiliate” means any entity that, together with the Company, is treated as a single employer under Code section 414(b) or (c). For purposes of determining whether a Termination of Employment has occurred, the term Affiliate will be determined by applying Code section 1563(a)((1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b) and in applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code section 414(c), the phrase “at least 50 percent” will be used instead of “at least 80 percent” each place it appears.
     (b) “Accounting Date” means the first business day following the annual meeting of stockholders of the Company, or, if no annual meeting is held during a calendar year, it means December 31.
     (c) “Basic Fee” means the annual retainer payable to an Eligible Director at the annual rate in effect on the Accounting Date for such Eligible Director’s services on the Board (exclusive of any Chairperson Fee, Non-Executive Chairman Fee or Meeting Fees.)
     (d) “Board” means the Board of Directors of the Company.
     (e) “Chairperson Fee” means the annual retainer payable to an Eligible Director at the annual rate in effect on the Accounting Date for such Eligible Director’s services as the chairperson of any committee of the Board.
     (f) “Change in Control” has the meaning given it in Section 8(b) to the extent it is consistent with and satisfies the definition of “Change of Control” under Code section 409A.
     (g) “Change in Control Price” of the Common Stock shall equal the higher of (i) if applicable, the price paid for the Common Stock in the transaction constituting a Change in Control and (ii) the Fair Market Value of the Common Stock as of the last trading day preceding the date of the Change in Control.
     (h) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or binding rules promulgated thereunder.
     (i) “Committee” means the Compensation Committee of the Board.
     (j) “Common Stock” means the common stock, par value $.01 per share, of the Company.
     (k) “Company” means Imation Corp.
     (l) “Dividend Equivalent Credit” has the meaning given it in Section 7(b).

     (m) “Election Form” means the Election Form attached as Exhibit B hereto or such other form as may be deemed acceptable by the Secretary of the Company from time to time.
     (n) “Eligible Director” means each member of the Board who is not at the time of reference an employee of the Company or any of its subsidiaries.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (p) “Fair Market Value” as of any date means, the fair market value as defined under the Stock Plan.
     (q) “Meeting Fees” means the amounts payable to an Eligible Director in arrears on any Quarterly Payment Date for attendance at meetings or participation in teleconferences of the Board or any committee of the Board (exclusive of any Basic Fee, Chairperson Fee or Non-Executive Chairman Fee).
     (r) “Non-Executive Chairman Fee” means the annual retainer payable to the Eligible Director who is selected to be the Non-Executive Chairman at the annual rate in effect on the Accounting Date for such Eligible Director’s services as the Non-Executive Chairman.
     (s) “Program” means the Company’s Directors Compensation Program, as amended from time to time.
     (t) “Proration Fraction” means a fraction, the numerator of which is the number of days from the date an Eligible Director first becomes an Eligible Director to the date of the next succeeding annual meeting of stockholders and the denominator of which is 365.
     (u) “Quarterly Payment Date” means the date established by the Company from time to time for payment, in arrears, of all Meeting Fees earned by Eligible Directors during the preceding calendar quarter, provided such date shall not be later than the fifteenth day of the third month following the end of such calendar quarter.
     (v) “Restricted Stock Unit” means a right to receive payment of one share of Common Stock in accordance with the conditions set forth in Section 7 hereof or conditions established by the Committee.
     (w) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
     (x) “Separation from Service” means the individual has ceased to be a member of the Board and has ceased to provide services as an independent contractor (including as a member of any board of directors) of the Company and all Affiliates, or such other change in status that constitutes a “separation from service” under Code section 409A.
     (x) “Stock Plan” means the then current stock incentive plan of the Company used to grant stock based awards to Eligible Directors.
SECTION 3. ADMINISTRATION
     (a) The Program shall be administered by the Committee.
     (b) In administering the Program, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the Program to conform with the law, to meet special circumstances not anticipated or covered in the Program, or to carry on successful operation of the Program, and in connection therewith, the Committee shall have the full power and authority to:
     (i) Prescribe, amend, and rescind rules and regulations relating to the Program, establish procedures deemed appropriate for its administration, interpret the provisions of the Program, remedy ambiguities, and make any and all other determinations not herein specifically authorized which may be necessary or advisable for its effective administration;

     (ii) Make any amendments to or modifications of the Program which may be required or necessary to make the Program set forth herein comply with the provisions of any laws, federal or state, or any regulations issued thereunder, and to cause the Company at its expense to take any action related to the Program which may be required under such laws or regulations;
     (iii) Contest on behalf of the Eligible Directors or the Company, at the sole discretion of the Committee and at the expense of the Company, any ruling or decision on any issue related to the Program, and conduct any such contest and any resulting litigation to a final determination, ruling, or decision; and
     (iv) Grant stock-based awards under the Program, as provided in Section 5 hereof.
     (c) Unless otherwise expressly provided in the Program, all designations, determinations, interpretations and other decisions under or with respect to the Program or any award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Director or beneficiary, and any employee of the Company.
SECTION 4. FEES/EXPENSES
     (a) Each Eligible Director who is first elected to the Board at, or who continues to serve on the Board immediately following an annual meeting of stockholders, is entitled to receive a Basic Fee and a Chairperson Fee for serving as chairperson of a committee of the Board (as applicable).
     (b) Any Eligible Director who is designated as the Non-Executive Chairman is entitled to receive a Non-Executive Chairman Fee for services as the Non-Executive Chairman.
     (c) Each Eligible Director who joins the Board or becomes a chairperson of a committee of the Board or Non-Executive Chairman after the annual meeting of stockholders is entitled to receive a Basic Fee, Chairperson Fee or Non-Executive Chairman Fee (as applicable) multiplied by the Proration Fraction, as of the date such Eligible Director first becomes an Eligible Director, chairperson of a committee of the Board or Non-Executive Chairman.
     (d) Each Eligible Director is entitled to receive a Meeting Fee for attendance at a meeting of the Board or a Committee of the Board or participation in a teleconference in lieu of such meeting. The Meeting Fees are payable in arrears on the Quarterly Payment Date. Any member of the Board who interviews a Board candidate shall be entitled to receive compensation in an amount equal to the Meeting Fee for an in person Board meeting for each such interview.
     (e) The current rate of the Basic Fee, Chairperson Fee, Non-Executive Chairman Fee and Meeting Fees are set forth on the attached Exhibit A, and may be amended from time to time by the Board or any committee given responsibility for determining Board of Director compensation.
     (f) Each Eligible Director is entitled to reimbursement for reasonable travel costs of attending Board and committee meetings and interviews of Board candidates. Such reimbursement shall be payable in cash after receipt of documentation by the Company from such Eligible Director, provided reimbursement is made no later than the end of the calendar year following the calendar year in which the expense was incurred.
SECTION 5. ANNUAL GRANT OF STOCK BASED AWARD
     (a) Each Eligible Director who is first elected to the Board at, continues to serve on the Board or is serving as the Non-Executive Chairman of the Board immediately following an annual meeting of stockholders shall be granted a stock based award (i.e., options, restricted stock, etc.) as of the date of such meeting in type, proportion and amount to be determined by the Committee and under, and in accordance with, the terms of the Stock Plan.
     (b) Each Eligible Director who joins the Board after an annual meeting of stockholders, shall be granted a stock based award pursuant to this Section 5 as of the date such Eligible Director first becomes an Eligible Director based on the dollar value of the grant made at the time of the immediately preceding annual meeting of stockholders (“Grant”), multiplied by the Proration Fraction and allocated in the same manner as the Grant. An Eligible Director who is appointed the Non-Executive Chairman of the Board after an annual meeting of stockholders, shall be granted a stock based award pursuant to this Section 5 as of the date such Eligible Director first becomes the Non-Executive Chairman of the Board based on dollar value of the grant made at the time of the immediately preceding annual meeting of stockholders (Non-Executive Grant”), multiplied by the Proration Fraction and allocated in the same manner as the Non-Executive Grant.
     (c) Terms and conditions of stock based awards (such as grant price, vesting schedule, etc.) shall be as determined by the Committee and under, and in accordance with, the terms of the Stock Plan.
     (d) The amount and composition of the current annual stock based award are set forth on the attached Exhibit A, which may be amended from time to time by the Board or any committee given responsibility for determining Board of Director compensation.
SECTION 6. MATCHING GIFT PROGRAM
     Each Eligible Director is entitled to a matching gift from the Company of up to $15,000 per calendar year to qualifying charitable institutions, prorated for any calendar year that Eligible Director joins the Board. Each Eligible Director must submit evidence of such gift to the Company and the Company will send the matching contribution directly to the qualifying charitable institution on behalf of the Eligible Director.
SECTION 7. ELECTIONS TO RECEIVE COMMON STOCK OR RESTRICTED STOCK UNITS
     (a) Elections.
     (i) Common Stock. Each Eligible Director who is not covered by clause (iii) below, may elect to receive, in lieu of a cash payment for his or her Basic Fee, Chairperson Fee, Non-Executive Chairman Fee and/or Meeting Fees (or a portion thereof, as elected by the Eligible Director), a number of shares of Common Stock (excluding fractional shares, which shall be paid in cash (or carried over to the next payment if an Eligible Director elects to be paid all in Common Stock)), which is calculated by dividing his or her Basic Fee, Chairperson Fee, Non-Executive Chairman Fee and/or Meeting Fees (or a portion thereof), by the Fair Market Value of one share of Common Stock on the Accounting Date or Quarterly Payment Date, as applicable. To be effective, any such election shall be made by submitting a completed and executed Election Form to the Secretary of the Company prior to the relevant Accounting Date or Quarterly Payment Date, as applicable.
     (ii) Restricted Stock Units. Each Eligible Director who is not covered by clause (iii) below, may elect to receive, in lieu of cash payment for his or her Basic Fee, Chairperson Fee, Non-Executive Chairman Fee and/or Meeting Fees, Restricted Stock Units (including fractional Restricted Stock Units) calculated by dividing his or her Basic Fee, Chairperson Fee, Non-Executive Chairman Fee and/or Meeting Fees (or a portion thereof, as elected by the Eligible Director) for services to be performed in the following the calendar year by the Fair Market Value of one share of Common Stock on the Accounting Date or Quarterly Payment Date, as applicable. To be effective, any such election relating to the Basic Fee, Chairperson Fee, Non-Executive Chairman Fee or Meeting Fees shall be made by submitting a completed and executed Election Form to the Secretary of the Company prior to the calendar year in which the Eligible Director wishes the election to be in effect and such election shall be irrevocable for such calendar year.
     (iii) New Directors. Each Eligible Director who during the preceding twenty-four (24) months has not participated in any deferred compensation arrangement of the Company or any Affiliate that would be treated as a single plan with this Plan under Treas. Reg. Sec. 1.409A-1(c)(2)(i) and who joins the Board between annual meetings of stockholders may elect prior to first becoming an Eligible Director to receive, in lieu of cash payment for his or her Basic Fee, Chairperson Fee and/or Non-Executive Chairman Fee, a number of shares of Common Stock (excluding fractional shares, which shall be paid in cash (or carried over to the next payment if an Eligible Director elects to be paid all in Common Stock)) and/or Restricted Stock Units (including fractional Restricted Stock Units) up to the number which is calculated by (A) multiplying the sum of his or her Basic Fee, Chairperson Fee, Non-Executive Chairman Fee (or a portion thereof, as elected by the Eligible Director) payable with respect to the time prior to the next annual meeting of stockholders which the Eligible Director is first elected to the Board by the Proration Fraction and (B) dividing the product resulting from clause (A) by the Fair Market Value of one share of Common Stock on the date that the Eligible Director becomes an Eligible Director. Each Eligible Director may also elect to receive, in lieu of cash payment for his or her Meeting Fees (or a portion thereof, as elected by the Eligible Director), Common Stock (excluding fractional shares, which shall be paid in cash (or carried over to the next payment if an Eligible Director elects to be paid all in Common Stock)) Restricted Stock Units (including fractional Restricted Stock Units) calculated by dividing his or her Meeting Fees (or portion thereof) by the Fair Market Value of one share of Common Stock on the Quarterly Payment Date. To be effective, any such election shall be made by submitting a completed and executed Election Form to the Secretary of the Company prior to the date that the Eligible Director becomes a Director, and such Election Form shall be irrevocable on the date he or she first becomes an Eligible Director for that calendar year with respect to any election (or lack of election) to receive Restricted Stock Units.
     (b) Restricted Stock Units.
     (i) Account. Upon the grant of Restricted Stock Units to an Eligible Director, such units shall be credited to an account established for such Eligible Director. A Restricted Stock Unit shall be treated as granted on the corresponding Accounting Date or last day of the calendar quarter relating to the fees for which the Restricted Stock Units are determined. Each Eligible Director shall receive an annual statement showing the number of Restricted Stock Units that have been credited to the Eligible Director’s account under the Program.
     (ii) Dividend Equivalent Credits. An Eligible Director’s account shall be credited with Dividend Equivalent Credits equivalent to the amount of dividends paid by the Company to holders of outstanding shares of Common Stock based on the number of Restricted Stock Units credited to the Eligible Director’s account on the dividend record date for shares of Common Stock. Such Dividend Equivalent Credit shall be converted into an equivalent number of Restricted Stock Units (including fractional Restricted Stock Units) based on the fair market value of one share of Common Stock on the related dividend payment date and such Restricted Stock Units shall be subject to the same distribution timing as the underlying Restricted Stock Units to which the Dividend Equivalent Credits related. If a dividend is paid in cash, each Eligible Director shall be credited, as of each applicable dividend payment date, in accordance with the following formula:
(A X B) / C
     in which “A” equals the number of Restricted Stock Units held by the Eligible Director on the dividend record date, “B” equals the cash dividend per share and “C” equals the Fair Market Value per share of Common Stock on the dividend payment date. If a dividend is paid in property other than cash, Dividend Equivalent Credits shall be credited, as of the applicable dividend payment date, in accordance with the formula set forth above, except that “B” shall equal the fair market value per share of the property that the Eligible Director would have received in respect of the number of shares of Common Stock equal to the number of Restricted Stock Units held by the Eligible Director as of the dividend record date, had such shares been owned by the Eligible Director as of the record date for such dividend.
     (iii) Time of Payment. All payments in respect of an Eligible Director’s Restricted Stock Units shall be made as soon as practicable but not more than ninety (90) days following the earlier of (A) the Eligible Director’s death (B) the occurrence of a Change in Control, and (C) the specific date (including upon the Eligible Director’s Separation from Service) the Eligible Director has elected to receive payment pursuant to the applicable Election Form pursuant to which such Eligible Director elected to receive such Restricted Stock Units in lieu of cash. If distribution is to be made upon a Separation from Service and the individual is a “specified employee,” as defined under Code section 409A, on the date of such Separation from Service, then no distribution will be made before the date that is six (6) months after the date of the individual’s Separation from Services, or if earlier, upon his or her death.
     (iv) Form of Payment. Payment in respect of Restricted Stock Units shall be made in one lump sum payment in the form of shares of Common Stock. For purposes of the preceding sentence, any payment made upon the occurrence of a Change in Control in full or partial payment of Restricted Stock Units shall be made in cash in an amount equal the Change in Control Price multiplied by the number of Restricted Stock Units (including fractional units).

     (c) Stock Plan.
     All shares of Common Stock and all Restricted Stock Units awarded pursuant to this Section 7 shall be awarded under, and in accordance with, the terms of the Stock Plan. Restricted Stock Units awarded hereunder shall be considered Other Stock-Based Awards under the Plan.
SECTION 8. CHANGE IN CONTROL
     (a) For purposes of this Section 8, “Act” shall mean the Securities Exchange Act of 1934.
     (b) For purposes of the Program, a “Change in Control” of the Company shall be deemed to have occurred if any one of the following events shall occur:
     (i) the consummation of a transaction or series of related transactions during a 12-month period in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) that owns (after application of the attribution rules of Section 318 of the Code) less than 35% of the combined voting power of the Company’s outstanding voting stock prior to such transaction or the first of such series of related transactions), other than the Company or a subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company, acquires ownership (after application of the attribution rules of Section 318 of the Code) of 35% or more of the combined voting power of the Company’s then outstanding voting stock (other than in connection with a Business Combination in which clauses (1) and (2) of Section 8(b) (iii) apply); or
     (ii) a majority of the members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the election or appointment; or
     (iii) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions within a 12-month period of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the owners of the Company’s outstanding voting stock immediately prior to such Business Combination own (after application of the attribution rules of Section 318 of the Code) immediately after the transaction or transactions more than 50% of the combined voting power of the then outstanding voting stock (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries), and (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) has acquired, during a 12-month period, ownership (after application of the attribution rules of Section 318 of the Code) of 35% or more of the combined voting power of the then outstanding voting stock (or comparable equity interests) of the entity resulting from such Business Combination.
     Notwithstanding anything herein stated, no Change in Control shall be deemed to occur unless such event constitutes a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Code section 409A.
SECTION 9. AMENDMENT; TERMINATION
     The Board may at any time and from time to time alter, amend, suspend, or terminate the Program in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to be applicable to the Program and the Eligible Directors shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon.

SECTION 10. RIGHTS OF ELIGIBLE DIRECTORS
     Nothing contained in the Program or with respect to any grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Eligible Director from the Board pursuant to the bylaws of the Company, nor confer upon any Eligible Director any right to continue in the service of the Company as a director.
SECTION 11. GENERAL RESTRICTIONS
     (a) Investment Representations. The Company may require any Eligible Director to whom Common Stock is issued, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.
     (b) Compliance with Securities Laws. Each issuance shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such issuance may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.
     (c) Nontransferability. Except as otherwise provided by the Committee, Restricted Stock Units under this Program shall not be transferable by an Eligible Director other than by the laws of descent and distribution.
     (d) No Acceleration of Distribution of Restricted Stock Units. The distribution of Restricted Stock Units may not be accelerated, including upon termination of the Program, if such acceleration would cause the distribution to become subject to tax under Code Section 409A.
SECTION 12. WITHHOLDING
     The Company may defer making payments or delivering shares of Common Stock under the Program for up to 30 days to ensure that satisfactory arrangements have been made for the payment of any federal, state or local income or employment taxes that the Company reasonably determines in its sole discretion are required to be withheld with respect to such payment or delivery.
SECTION 13. GOVERNING LAW
     The Program and all rights hereunder shall be construed in accordance with and governed by the internal law, and not the law of conflicts, of the State of Delaware.
SECTION 14. UNFUNDED PROGRAM
     The Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Program shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of a grant under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.
SECTION 15. HEADINGS
     The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Program.

EXHIBIT A
FEES
(as of May 5, 2010)

Basic Fee	$50,000

Non-Executive Chairman	1.2 times the Basic Fee provided to each Eligible Director, in addition to the Basic Fee for service as a member of the Board of Directors.

Committee Chair	Audit & Finance: $10,000 Compensation: $10,000 Nominating & Governance: $7,500

Board Meetings/Teleconferences	$1,500/$1,000

Audit & Finance Meetings/Teleconferences	$1,500/$1,000

Compensation Committee Meetings/Teleconferences	$1,500/$1,000

Nomination & Governance Meetings/Teleconferences	$1,500/$1,000

Annual Stock Based Grants	All Eligible Directors: Dollar value $175,000 in options and restricted stock, with 50% as options and 50% as restricted stock (calculated using modified Black-Scholes model)

Non-Executive Chairman: 1.2 times the Annual Stock Based Grant provided to each Eligible Director, with the same division as between options and restricted stock, in addition to the Annual Stock Based Grant for service as a member of the Board of Directors

EXHIBIT B
IMATION CORP.
DIRECTORS COMPENSATION PROGRAM
ELECTION FORM
     THIS ELECTION is made by _________ (the “Eligible Director”), effective as of the ___ day of ___, 200_.
     WHEREAS, Imation Corp., a Delaware corporation (the “Company”) has a director compensation program (the “Program”);
     WHEREAS, the Eligible Director has the option under the Program to receive Common Stock and/or Restricted Stock Units in lieu of payment of certain cash compensation for service as a director of the Company;
     NOW, THEREFORE, in accordance with the terms and conditions of the Program, the Eligible Director hereby agrees as follows:
The Program
     This Election is entered into pursuant to the Program, which is incorporated herein by reference and made a part hereof. The Eligible Director hereby acknowledges receipt of a copy of the Program. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Program.
Basic Fee, Chairperson Fee and Non-Executive Chairman Fee (“Annual Grant”)
     The Basic Fee, Chairperson Fee and Lee Director Fee is payable (and prorated) on the date first elected to the Board of Directors (if other than at an annual meeting of stockholders). Thereafter, the Basic Fee, Chairperson Fee and Non-Executive Chairman Fee is payable on each Accounting Date following the Annual Meeting of Stockholders.
** Special Tax Rules Relating to Election to Receive Restricted Stock Units
     Due to Internal Revenue Code Section 409A relating to the taxation of deferred compensation, an election to receive Restricted Stock Units under the Program can only be made for services performed and payments to be received following the calendar year in which the election is made (e.g., an election made in 2007 is not effective until January 1, 2008). Also, the election must remain in effect for the ENTIRE calendar year. Any change in or termination of the election can only be made the year before it is to go in effect (e.g., a change for 2008 must be made before the end of 2007.)
     Subject to the terms and conditions of the Program, the Eligible Director hereby elects to receive the Basic Fee, the Chairperson and Non-Executive Chairman Fee, if applicable, in the following manner:
BASIC FEE

___ % Election to receive Common Stock in lieu of Cash

___ % Election to receive Restricted Stock Units in lieu of Cash**

___ % Election to receive Cash

Total:	100%
CHAIRPERSON FEE: (if applicable)

___ % Election to receive Common Stock in lieu of Cash

___ % Election to receive Restricted Stock Units in lieu of Cash**

___ % Election to receive Cash

Total:	100%
MEETING FEES:
     Subject to the terms and conditions of the Program, the Eligible Director elects to receive Meeting Fees compensation in the following manner, with such fees payable on each Quarterly Payment Date:

___ % Election to receive Common Stock in lieu of Cash

___ % Election to receive Restricted Stock Units in lieu of Cash**

___ % Election to receive Cash

Total:	100%
NON-EXECUTIVE CHAIRMAN FEE: (if applicable)

___ % Election to receive Common Stock in lieu of Cash

___ % Election to receive Restricted Stock Units in lieu of Cash**

___ % Election to receive Cash

Total:	100%
DISTRIBUTION ELECTION FOR RESTRICTED STOCK UNITS: (Must be completed if Eligible Director has made an Election to Receive Restricted Stock Units.)
     The Eligible Director hereby elects to receive payment of his or her Restricted Stock Units on the earlier to occur of a Change in Control, his or her death or the following date:
___	___-year anniversary of the grant date (please specify)

___	The date the Eligible Director incurs a “separation from service” with Company (within the meaning of Section 409A of the Internal Revenue Code).

___	Other (please specify date only): ___________________________
Term of Election
     This Election will remain in effect until terminated or changed by the Eligible Director pursuant to written notice to the Secretary of the Company or filing of a new Election Form. Note: A change or termination of an Election to receive Restricted Stock Units will not become effective until January 1 of the calendar year following the calendar year the change or termination is filed with the Secretary of the Company.

     IN WITNESS WHEREOF, the Eligible Director has entered into this Election on the day and year first above written, and the Company has accepted this Election as of such day and year.

ELIGIBLE DIRECTOR

Signature

Accepted and Agreed to by IMATION CORP.

By:
Title: